THE DIRECTV GROUP, INC.

2230 East Imperial Highway

El Segundo, California  90245

May 6, 2008

Liberty Media Corporation

12300 Liberty Boulevard

Englewood, Colorado 80112

Ladies and Gentlemen:

Liberty Media Corporation, a Delaware corporation, together with its wholly-owned subsidiaries Greenlady Corporation and Greenlady II, LLC (collectively "Liberty"), is the Beneficial Owner of 548,720,752 shares (the "Liberty Shares") of common stock, par value $.01 per share (the "Common Stock"), of The DIRECTV Group, Inc., a Delaware corporation ("DIRECTV").  This letter agreement (the “Agreement”) will confirm certain understandings and agreements reached between DIRECTV and Liberty.

1.	Acknowledgements. It is acknowledged that:

(a) As of May 5, 2008, DIRECTV had 1,145,842,353 issued and outstanding shares of Common Stock.  Accordingly, as of the date of this Agreement and based on such number of issued and outstanding shares of Common Stock, the Liberty Shares represent approximately 47.888% (the "Maximum Percentage") of all issued and outstanding shares of Common Stock.

(b) Liberty Media Corporation and DIRECTV have entered into a letter agreement dated December 21, 2006 (the "Letter Agreement"), pursuant to which Liberty and any other applicable “Person” (as defined in the Amended and Restated Certificate of Incorporation of DIRECTV as filed with the Secretary of State of the State of Delaware on December 22, 2003 (the “DIRECTV Certificate”)) are each considered a “Purchaser Successor” as defined in the DIRECTV Certificate and are accordingly subject to the requirements set forth in Section 6 of Article V of the DIRECTV Certificate, as well as other applicable provisions of the DIRECTV Certificate, and of the Amended and Restated By-Laws of DIRECTV as in effect from time to time (the “DIRECTV By-Laws”) and the Related Party Policies and Procedures adopted by the Board of Directors of DIRECTV, as in effect from time to time.

(c) In accordance with the DIRECTV Certificate, the requirements of Sections 5 and 6 of Article V of the DIRECTV Certificate (the "Certificate Requirements") would otherwise cease by their terms to apply under certain circumstances, including, without limitation, the acquisition by one or more Persons specified in the DIRECTV Certificate of Beneficial Ownership of 50% or more of the outstanding voting securities of DIRECTV in a transaction or series of transactions approved by an affirmative vote of a majority of the independent directors of the Board of Directors of DIRECTV (as that term is defined in the DIRECTV By-Laws, the “Independent Directors”).

(d) Subject to the understandings and agreements of Liberty in this Agreement, the Board of Directors of DIRECTV, including, without limitation, the Independent Directors, has authorized a share repurchase program of up to $3 billion in addition to previously completed purchases of shares of Common Stock by the Company, which share repurchase program may be increased by further Board authorization, including the authorization by a majority of the Independent Directors (the “Repurchase Program”).  Such Repurchase Program may be effected through open market transactions, accelerated share repurchases, negotiated transactions, issuer tender offers or otherwise.

(e) Liberty does not presently intend to sell any Liberty Shares to DIRECTV pursuant to the Repurchase Program or otherwise.  As a result, the repurchase by DIRECTV of Common Stock through the Repurchase Program will cause Liberty's percentage ownership of issued and outstanding shares of Common Stock to increase to greater than the Maximum Percentage, and may result in Liberty having Beneficial Ownership in the aggregate of 50% or more of the issued and outstanding shares of Common Stock.

2.	General Agreements.

(a) Nothing in this Agreement shall amend or affect any obligation of Liberty under the Letter Agreement, including, without limitation, its agreement that it is a "Purchaser Successor" under Section 6 of Article V of the DIRECTV Certificate.

(b)           Liberty agrees that, notwithstanding Liberty’s level of Beneficial Ownership of Common Stock from time to time (whether less, at, or greater than 50% of the outstanding voting securities of DIRECTV from time to time), the Certificate Requirements shall continue to apply to it by virtue of this Agreement during and after consummation of the Repurchase Program, and that any shares of Common Stock acquired by DIRECTV under the Repurchase Program shall be considered to remain issued and outstanding shares of Common Stock for purposes of determining the Beneficial Ownership of the Purchaser Group in accordance with the DIRECTV Certificate, except as otherwise provided in this Agreement.

3.	Voting; Proxy.

(a) Liberty agrees that, at any meeting of the stockholders of DIRECTV, however called, or at any adjournment or postponement thereof (a “DIRECTV Stockholders’ Meeting”), or in any other circumstances upon which a vote, consent or other approval (including, without limitation, by written consent) is sought or obtained by or from the stockholders of DIRECTV, Liberty shall:

(i)            (x) when a DIRECTV Stockholders’ Meeting is held, appear at such DIRECTV Stockholders’ Meeting or otherwise cause the Liberty Shares that represent Excess Voting Power to be counted as present thereat for the purpose of establishing a quorum, and (y) cause the Liberty Shares that represent Excess Voting Power to be voted in the same manner as, and in the same proportion to, the votes or actions of all DIRECTV stockholders, other than the votes or actions of the Purchaser Group, at any such DIRECTV Stockholders’ Meeting or under any such other circumstances upon which a vote, consent or other approval (including, without limitation, by written consent) is sought or obtained by or from the stockholders of DIRECTV; and

(ii)           notwithstanding Section 3(a)(i), (x) if DIRECTV proposes to amend Section 6 of Article V of the DIRECTV Certificate as set forth in Exhibit A (the “Amendment”), and proposes to have the Amendment approved at a DIRECTV Stockholders’ Meeting, Liberty shall appear at such DIRECTV Stockholders’ Meeting or otherwise cause the Liberty Shares to be counted as present thereat for the purpose of establishing a quorum, and (y) cause the Liberty Shares to be voted in favor of the Amendment, at any such DIRECTV Stockholders’ Meeting or under any such other circumstances upon which such vote, consent or other approval (including, without limitation, by written consent) in respect of the Amendment is sought or obtained by or from the stockholders of DIRECTV.

(b) With respect to any stockholder action by written consent in respect of any matter, Liberty and DIRECTV agree that Liberty shall not vote Liberty Shares that represent Excess Voting Power unless the Independent Directors have consented to the same in advance.  The provisions of Section 3(a)(i) shall not apply to any Liberty Shares which do not represent Excess Voting Power.

(c) As a means of ensuring Liberty’s obligations under Section 3(a), Liberty hereby irrevocably constitutes and appoints any officer(s) of DIRECTV designated as proxy or proxies by the Independent Directors (“Designated Proxy”) as its attorney and proxy in accordance with the General Corporation Law of the State of Delaware (the “General Corporation Law”), with full power of substitution and re-substitution, to cause:

(i)           Liberty Shares representing Excess Voting Power to be voted at any DIRECTV Stockholders’ Meeting, to execute consents in respect of its Liberty Shares representing Excess Voting Power as, and to the extent, provided in Sections 3(a)(i) and (b) and to take all action contemplated in Sections 3(a)(i) and (b) on behalf of Liberty (the “Excess Voting Power Proxy”); and

(ii)           Liberty Shares to be voted at any DIRECTV Stockholders’ Meeting, to execute consents in respect of the Liberty Shares as, and to the extent, provided in Section 3(a)(ii) and to take all action contemplated in Section 3(a)(ii) on behalf of Liberty (the “Amendment Proxy”).

Liberty hereby revokes all other proxies and powers of attorney with respect to its Liberty Shares that may have heretofore been appointed or granted which are inconsistent with the provisions hereof, and represents that any proxies heretofore given in respect of its Liberty Shares, if any, are revocable.

(d) Liberty hereby affirms that the irrevocable proxy is coupled with an interest and is intended to be irrevocable in accordance with the provisions of Section 212 of the General Corporation Law. If for any reason the proxy granted herein is not irrevocable or is for any reason unenforceable, then Liberty irrevocably agrees to vote or to direct the voting or the execution of written consents in respect of its Liberty Shares in accordance with Section 3(a).

(e) The irrevocable Excess Voting Power Proxy shall automatically terminate on the date on which this Agreement terminates in accordance with Section 8. The irrevocable Amendment Proxy shall automatically terminate upon the first to occur of the following:  (A) the date on which this Agreement terminates in accordance with Section 8, and (B) the date on which the Amendment is approved by the requisite vote of stockholders at a DIRECTV Stockholders’ Meeting or by written consent of DIRECTV stockholders.  Prior to such dates, the Excess Voting Power Proxy and the Amendment Proxy shall not be terminated by any act of Liberty or by operation of law, or by the occurrence of any other event or events, it being understood that actions taken by the Designated Proxy hereunder prior to the termination of this Agreement shall be and remain valid as if such event or events had not occurred, regardless of whether or not DIRECTV has received notice of the same.  For avoidance of doubt, termination of the irrevocable Amendment Proxy shall not affect in any manner, revoke or terminate the irrevocable Excess Voting Power Proxy.

(f)           The inspector of elections at any DIRECTV Stockholders’ Meeting shall have the sole authority to make any determinations with regard to the voting of Liberty Shares, including, without limitation, Liberty Shares that represent Excess Voting Power and any other determinations required under this Section 3 and any determination by such inspector of elections shall be conclusive and binding, absent manifest error.

4.	Additional Purchases of Common Stock.

(a) Additional Purchases.  Liberty agrees that it shall not, nor shall it authorize or permit any member of the Purchaser Group and any Purchaser Successors, to acquire any additional voting securities of DIRECTV (or Beneficial Ownership thereof), other than (i) in a transaction which complies with the requirements of this Agreement and in Section 6 of Article V of the DIRECTV Certificate (as made applicable through the provisions hereof), or (ii) if the percentage Beneficial Ownership of the outstanding voting securities of the Purchaser Group and any Purchaser Successors at any time (as determined in accordance with Section 4(b)) shall have been reduced to less than the Maximum Percentage, other than as a result of the issuance by DIRECTV of voting securities pursuant to stock awards or option awards to directors or current or former employees of DIRECTV or its Subsidiaries, the Purchaser Group may acquire additional voting securities (or Beneficial Ownership thereof) not to exceed that number which restores such percentage Beneficial Ownership to not more than the Maximum Percentage.  Liberty shall be deemed to have satisfied its obligations under this Section 4(a) in respect of any Purchaser Successor that is not a Subsidiary of Liberty if, in connection with the transaction that results in such Person becoming a Purchaser Successor that is not a Subsidiary, Liberty obtains a written agreement, reasonably satisfactory to DIRECTV and enforceable by it, which obligates such Purchaser Successor to comply with the provisions of this Agreement that are applicable to such Purchaser Successor.

(b) Determination of Percentage Beneficial Ownership.  For purposes of Section 4(a)(ii) and in determining whether the Certificate Requirements shall have ceased to apply at any time in accordance with Section 6 of Article V of the DIRECTV Certificate, and for purposes of Section 8 of this Agreement, the percentage Beneficial Ownership of the outstanding voting securities of the Purchaser Group and Purchaser Successors at any time shall be determined as follows:

First, the number of shares of voting securities Beneficially Owned at such time by the Purchaser Group, together with the number of shares of voting securities Beneficially Owned by all Purchaser Successors, shall be determined, in accordance with Section 13(d) of the Exchange Act as provided in the DIRECTV Certificate.  This number shall be the numerator.

Second, the number of issued and outstanding voting securities of DIRECTV at such time shall be determined and there shall be added to such number an amount of voting securities equal to the number of shares of Common Stock purchased by DIRECTV pursuant to the Repurchase Program.  This number shall be the denominator.

Third, the numerator, determined as provided above, shall be divided by the denominator, determined as provided above, and the resulting percentage shall be considered the percentage Beneficial Ownership of the Purchaser Group and all Purchaser Successors at such time.

The foregoing determination shall be made by the Independent Directors, based on such information, opinions, reports or statements presented by such persons as the Independent Directors reasonably believe are within such persons’ professional or expert competence and selected with reasonable care by or on behalf of DIRECTV.  Any such determination by the Independent Directors shall be conclusive and binding, absent manifest error.

5.	Additional Covenants of Liberty.

(a) Inconsistent Agreement. Liberty hereby covenants and agrees that it (i) has not entered into and shall not, at any time prior to the termination of this Agreement, enter into any agreement that would restrict, limit or interfere with the performance of Liberty's obligations hereunder and (ii) shall not, at any time prior to the termination of this Agreement, knowingly take any action that would reasonably be expected to have the effect of preventing or disabling Liberty from performing its obligations under this Agreement.

(b) Restrictions on Proxies. Other than pursuant to the terms of this Agreement, without the prior written consent of DIRECTV or as otherwise provided in this Agreement, Liberty hereby agrees to not, directly or indirectly, grant any proxies or enter into any voting trust or other agreement or arrangement (i) during the term of this Agreement with respect to the voting of any Liberty Shares representing Excess Voting Power, and (ii) up to and until the termination of the Amendment Proxy pursuant to Section 3(e) with respect to the voting of any Liberty Shares, unless such proxy, voting trust or other agreement or arrangement requires that Liberty Shares affected thereby be voted as required by this Agreement.

(c) Voting Trust.  Liberty agrees that, if requested by DIRECTV, it shall transfer shares of Common Stock Beneficially Owned by it representing Excess Voting Power to an entity authorized to act as trustee, for the purpose of vesting in such entity the right to vote such shares of the Common Stock in accordance with this Agreement, pursuant to a voting trust agreement, acceptable to the parties, in compliance with Section 218 of the General Corporation Law.  Such voting trust arrangement, if implemented, shall terminate (i) upon termination of this Agreement, (ii) as otherwise agreed to by the parties or (iii) with respect to any shares of Common Stock that cease to represent Excess Voting Power, upon such shares ceasing to represent Excess Voting Power.

6.	Representations and Warranties of Liberty.

Liberty hereby represents and warrants to DIRECTV as follows:

(a) Authority for this Agreement. Liberty has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Liberty and the consummation by Liberty of the transactions contemplated hereby (i) will not violate any order, writ, injunction, decree, statute, rule, regulation or law applicable to Liberty or by which any of its Liberty Shares are bound, (ii) will not violate or constitute a breach or default under any agreement by which Liberty or the Liberty Shares may be bound, (iii) will not require the consent of or any notice or other filing with any third party, including, without limitation, any governmental authority, and (iv) have been duly and validly authorized, and no other proceedings on the part of Liberty are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Liberty and, assuming it has been duly and validly authorized, executed and delivered by DIRECTV, constitutes a legal, valid and binding agreement of Liberty, enforceable against Liberty in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting enforcement of creditors’ rights generally, and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity). There is no party to any other agreement or arrangement, whose consent is required for the execution and delivery of this Agreement or the consummation by Liberty of the transactions contemplated hereby.

(b) Ownership of Shares. As of the date hereof, the entities comprising Liberty are the sole record and Beneficial Owner of 548,720,752 Liberty Shares, free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights, voting trusts, voting agreements, options, rights of first offer or refusal and any other encumbrances or arrangements whatsoever with respect to the ownership, transfer or other voting of the Liberty Shares (collectively, “Liens”) other than the pledge agreement with Bank of America covering a portion of the Liberty Shares, encumbrances created by this Agreement and any restrictions on transfer under applicable federal and state securities laws. As of the date hereof, there are no outstanding options, warrants or rights to purchase or acquire, or agreements or arrangements relating to the voting of, any Liberty Shares (other than the agreements specified in Schedule 1) and Liberty has the sole authority to direct the voting of the Liberty Shares in accordance with the provisions of this Agreement and the sole power of disposition with respect to the Liberty Shares, with no restrictions, subject to applicable federal and state securities laws on Liberty's rights of disposition pertaining thereto (other than Liens or restrictions created by this Agreement).  Except for the Liberty Shares, as of the date hereof, Liberty does not Beneficially Own or own of record any Equity Securities of DIRECTV or any of its Subsidiaries.

7.	Representations and Warranties of DIRECTV.

(a) Authority for this Agreement.  DIRECTV hereby represents and warrants to Liberty that DIRECTV has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by DIRECTV and the consummation by DIRECTV of the transactions contemplated hereby (i) will not violate any order, writ, injunction, decree, statute, rule, regulation or law applicable to DIRECTV, (ii) will not violate or constitute a breach or default under any agreement by which DIRECTV may be bound, (iii) will not require the consent of or any notice or other filing with any third party, including, without limitation, any governmental authority, and (iv) have been duly and validly authorized, and no other proceedings on the part of DIRECTV are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by DIRECTV and, assuming it has been duly and validly authorized, executed and delivered by Liberty, constitutes a legal, valid and binding obligation of DIRECTV enforceable against DIRECTV in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting enforcement of creditors’ rights generally, and general principles of equity (regardless of whether enforcement is considered in a proceeding at Law or in equity).

(b)           Issued and Outstanding Shares.  As of May 5, 2008, there were 1,145,842,353 issued and outstanding shares of Common Stock.

8.	Termination.

Except as provided below in this Section 8, this Agreement and all of its provisions shall terminate upon the first to occur of the following:  (a) mutual agreement of Liberty and DIRECTV (with the approval of its Independent Directors); and (b) if the Certificate Requirements (as made applicable by this Agreement or otherwise) shall have ceased to apply as a result of (i) a determination by an affirmative vote of a majority of the Independent Directors, (ii) the Purchaser Group otherwise acquires Beneficial Ownership of 50% or more of the outstanding voting securities of DIRECTV (as determined in accordance with Section 4(b) of this Agreement), under the circumstances described in clauses (i) or (ii) of Section 6 of Article V of the DIRECTV Certificate or (iii) the members of the Purchaser Group and the Purchaser Successors acquire aggregate Beneficial Ownership of 80% or more of the outstanding voting securities of DIRECTV (as determined in accordance with Section 4(b) of this Agreement).  Notwithstanding the foregoing, Sections 10(a), (b), (e), (g), (h), (i) and (j) shall survive any termination of this Agreement.  Nothing in this Section 8 shall be deemed to release any party from any liability for any breach by such party of their representations and warranties or any other terms and provisions of this Agreement.

9.	Definitions.

As used in this Agreement, the following terms, when capitalized and unless otherwise expressly provided or unless the context otherwise requires, shall have the following meanings.

 “Beneficial Owner” and “Beneficial Ownership”  and words of similar import have the meaning assigned to such terms in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act and a Person’s Beneficial Ownership of securities shall be calculated in accordance with the provisions of such Rules.

 “Excess Voting Power” (as calculated, from time to time, as required by this Agreement) means the aggregate percentage voting power represented by the Liberty Shares of the voting power of the Common Stock issued and outstanding on the record date for the determination of stockholders entitled to receive notice of, and to vote at, any DIRECTV Stockholders' Meeting, or in any other circumstances upon which a vote, consent or other approval (including, without limitation, by written consent) is required, on the date of such vote, consent or approval, less the Maximum Percentage.   For purposes of this Agreement, the number of Liberty Shares that represent Excess Voting Power at any time shall be equal to the product of (i) the percentage amount at such time, determined as provided above, multiplied by (ii) the number of shares of Common Stock issued and outstanding at such time.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended.

“Person” means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, governmental entity, unincorporated organization or other entity.

“Purchaser Group” shall mean (i) any of Liberty Media Corporation, Greenlady Corporation, Greenlady II, LLC or any Subsidiaries of any of such named entities, (ii) any Purchaser Successor, or (iii) any Person acting as agent for or in concert with any of the foregoing with respect to the acquisition, voting or other Beneficial Ownership of any voting securities of DIRECTV.

“Purchaser Successor” shall mean (i) any Person to whom any member of the Purchaser Group transfers (other than pursuant to open market transactions) more than 10% of the outstanding voting securities of DIRECTV, or (ii) any successor (by merger, consolidation, transfer of assets or otherwise) to any member of the Purchaser Group or any portion of its business and assets, which beneficially owns more than 10% of the outstanding voting securities of DIRECTV.

A “Subsidiary” of any Person means another Person (a) an amount of the voting securities, other voting ownership or voting partnership interest of which is sufficient to elect at least a majority of its board or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which is Beneficially Owned directly or indirectly by such first Person) or (b) which is required to be consolidated with such Person under U.S. generally accepted accounting principles, as in effect at the time such term is relevant.  Notwithstanding the foregoing, neither IAC/InterActiveCorp nor Expedia, Inc. will be deemed to be Subsidiaries of Liberty based solely on Liberty’s Beneficial Ownership of voting securities of either such issuer on the date hereof and provided that the existing voting arrangements in respect thereof remain in effect.

10.	Miscellaneous.

(a) Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(b) Jurisdiction.  The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the Delaware Chancery Courts, or, if the Delaware Chancery Courts do not have subject matter jurisdiction, of the state courts of the State of Delaware located in Wilmington, Delaware, or of the United States of America located in any district within such state, with respect to any Action arising out of or relating to this Agreement and the transactions contemplated hereby, and further agree that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 10(h) of this Agreement shall be effective service of process for any Action brought against the parties in any such court.  The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any Action arising out of this Agreement or the transactions contemplated herby in the courts referenced in the preceding sentence, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(c) Equitable Relief.  Each party agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached.  It is accordingly agreed that each party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which it is entitled at law or in equity.

(d) Counterparts.  This Agreement may be executed in counterparts, which together shall constitute one instrument.  Facsimiles of duly executed signature pages are acceptable and shall deemed to be originals.

(e) Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings (except, for the avoidance of doubt, the Letter Agreement) of the parties in connection herewith, and no covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

(f) Modification.  This Agreement may be amended or modified only by the written consent of the parties hereto.

(g) Waiver of Jury Trial.  EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(h) Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile (with confirming copy sent by one of the other delivery methods specified herein), by overnight courier or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally, or when so received by facsimile or courier, or, if mailed, three calendar days after the date of mailing, as follows:

If to Liberty:

Liberty Media Corporation

12300 Liberty Boulevard

Englewood, CO  80112

Facsimile:  (720) 875-5382

Attention:  General Counsel

If to DIRECTV:

The DIRECTV Group, Inc.

2230 East Imperial Highway

El Segundo, CA  90245

Facsimile:  (310) 964-0838

Attention:  General Counsel

or to such other address and with such other copies as any party hereto shall notify the other parties hereto (as provided above) from time to time.

(i) Interpretation.  This Agreement shall be construed without regard to any presumption or rule requiring the construction or interpretation against the party drafting or causing any agreement, instrument or document to be drafted.

(j) Expenses.  In the event of any litigation or other legal proceeding with respect to this Agreement or the rights and obligations of the parties hereunder, the prevailing party shall be entitled to recover from the other party all of such prevailing party’s fees, costs and expenses relating to or arising out, of any such litigation or other legal proceeding, including, without limitation, attorneys fees and disbursements.

(k) Successors.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Without limiting the generality of the foregoing, Liberty acknowledges and agrees that all members of the Purchaser Group and, to the extent required by Section 4(a), all Purchaser Successors shall be subject to this Agreement.

(l)           Adjustment of Share Numbers.  If, after the date of this Agreement, there is a subdivision, split, stock dividend, combination, reclassification or similar event with respect to the Common Stock, then, in any such event, the numbers and types of shares of Common Stock referred to in this Agreement shall be appropriately adjusted to the number and types of shares of Equity Securities that a holder of such number of shares of Common Stock would own or be entitled to receive as a result of any such event.

If the foregoing is in accordance with Liberty’s understandings and agreements with DIRECTV, please sign and return the duplicate of this Agreement enclosed herewith, whereupon this Agreement shall constitute a binding agreement between Liberty and DIRECTV with respect to the matters set forth herein.

Very truly yours,

The DIRECTV Group, Inc.

By:         /s/ Larry D. Hunter

Name: Larry D. Hunter

Title: Executive Vice President and General Counsel
Accepted and Agreed to effective as of the date first written above.

Liberty Media Corporation

By:         /s/ Charles Tanabe

Name: Charles Tanabe

Title: Executive Vice President

Greenlady Corporation

By:             /s/ Charles Tanabe

Name: Charles Tanabe

Title: Executive Vice President

Greenlady II, LLC

By:                /s/ Charles Tanabe

Name: Charles Tanabe

Title: Executive Vice President

EXHIBIT A

ARTICLE V

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

THE DIRECTV GROUP, INC.

(FORMERLY, HUGHES ELECTRONICS CORPORATION)

SECTION 6. Standstill

Neither any member of the Purchaser Group nor any Purchaser Successor shall enter into any transaction or series of transactions as a result of which the members of the Purchaser Group, together with all Purchaser Successors, collectively would have beneficial ownership (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended (the "Exchange Act")) in the aggregate of 50% or more of the outstanding voting securities of the Corporation, unless:

(i) in connection therewith, such member of the Purchaser Group or Purchaser Successor commences a tender or exchange offer for all of the outstanding voting securities of the Corporation (at a price at least equal to the market price thereof immediately prior to the earlier of the public announcement or commencement thereof) or acquires, or enters into an agreement to acquire, all of such voting securities pursuant to a merger or other business combination transaction with the Corporation (it being understood that the prohibitions set forth in the first sentence of this Section 6 of this Article V shall not apply (A) to any such offer, merger or transaction or (B) from and after the consummation of such offer, merger or transaction if, but only if, as a result of the consummation thereof the members of the Purchaser Group, together with any Purchaser Successor, have beneficial ownership in the aggregate of 50% or more of the outstanding voting securities of the Corporation);

(ii) such transaction or series of transactions is approved by an affirmative vote of a majority of the independent directors of the Board of Directors of the Corporation; or

(iii) a party that is not an Affiliate of any member of the Purchaser Group or of any Purchaser Successor acquires (and continues to hold), or has announced its intention (and is currently seeking) to acquire, through any transaction or series of transactions, including through any tender or exchange offer, beneficial ownership in the aggregate of 25% or more of the outstanding voting securities of the Corporation or has announced its intention (and is currently seeking) to effect a merger or other business combination transaction with the Corporation as a result of which such party would become the beneficial owner of 25% or more of the outstanding voting securities of the surviving corporation of the merger or business combination, which merger or other business combination has been approved by the Board of Directors of the Corporation; provided, however, in the event that any member of the Purchaser Group or any Purchaser Successor makes any such acquisition pursuant to the exception provided in this clause (iii) then, unless such acquisition was also in accordance with clause (i) or (ii) above or unless either of the following paragraphs is also applicable, a majority of the Board of Directors of the Corporation shall continue to consist of independent directors.

The requirements set forth in Section 5 and Section 6 of this Article V shall cease to apply from and after the first to occur of (x) such time as a majority of the independent directors so determines, (y) the acquisition of beneficial ownership of 50% or more of the outstanding voting securities of the Corporation under the circumstances described in clauses (i) or (ii) above or (z) the members of the Purchaser Group and the Purchaser Successors acquire aggregate beneficial ownership of 80% or more of the outstanding voting securities of the Corporation.  In determining whether Section 5 and Section 6 of this Article V shall have ceased to apply at any time in accordance with this paragraph, the percentage beneficial ownership of the outstanding voting securities of the Purchaser Group and Purchaser Successors at any time shall be determined as follows:

First, the number of shares of voting securities beneficially owned at such time by the Purchaser Group, together with the number of shares of voting securities beneficially owned by all Purchaser Successors, shall be the numerator.

Second, the number of issued and outstanding voting securities of the Corporation at such time shall be determined and there shall be added to such number an amount of voting securities equal to the number of shares of Common Stock purchased by the Corporation from and after May 6, 2008.  This number shall be the denominator.

Third, the numerator, determined as provided above, shall be divided by the denominator, determined as provided above, and the resulting percentage shall be considered the percentage beneficial ownership of the Purchaser Group and all Purchaser Successors at such time.

The foregoing determination, or any other calculation as to the beneficial ownership of the outstanding voting securities of any Person, shall be made by the “independent directors”, based on such information, opinions, reports or statements presented by such Persons as the “independent directors” reasonably believe are within such Persons’ professional or expert competence and selected with reasonable care by or on behalf of the Corporation.  Any such determination by the “independent directors” shall be conclusive and binding, absent manifest error.

As used in these Articles, the following terms shall have the meanings set forth below:

An “Affiliate” of any Person shall mean another Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.  Liberty Media Corporation and the Corporation shall not be deemed Affiliates of one another.

“Control” shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership, membership, limited liability company, or other ownership interests, by contract or otherwise and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Purchaser Group” shall mean (i) any of Liberty Media Corporation, Greenlady Corporation, Greenlady II, LLC or any Subsidiaries of any of such named entities, (ii) any Purchaser Successor, or (iii) any Person acting as agent for or in concert with any of the foregoing with respect to the acquisition, voting or other Beneficial Ownership of any voting securities of DIRECTV.

“Purchaser Successor” shall mean (i) any Person to whom any member of the Purchaser Group transfers (other than pursuant to open market transactions) more than 10% of the outstanding voting securities of the Corporation, or (ii) any successor (by merger, consolidation, transfer of assets or otherwise) to any member of the Purchaser Group or any portion of its business and assets, which beneficially owns more than 10% of the outstanding voting securities of the Corporation.